EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Camelot Enters Into Three Letters of Intent

Potential Acquisitions Include U.S. Based Post Production Company and Film Library; U.K. Based Distributor

IRVINE, CA, October 6, 2009 — Camelot Entertainment Group, Inc. (OTC BB: CMGR) (“Camelot”) announced today that it has entered into three letters of intent regarding potential acquisitions Camelot has been negotiating. The three potential acquisitions include a post production facility in the United States, a movie and television distributor in the United Kingdom and a film library from a movie and television distributor in the United States.  There can be no assurances that the contemplated transaction will be consummated under the terms outlined in their respective letters of intent or at all.

About Camelot Entertainment Group, Inc.: Camelot Entertainment Group, Inc. is a US publicly traded company (symbol "CMGR") with three major divisions: Camelot Film Group, Camelot Studio Group and Camelot Production Services Group. Camelot is building a different kind of motion picture studio infrastructure by redefining the development, financing, production, and distribution process.  For information about Camelot Entertainment Group, Inc., please visit the Company's web site at www.camelotfilms.com.

NOTES ABOUT FORWARD-LOOKING STATEMENTS

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company's Securities and Exchange Commission reports and filings.

Certain statements contained in this release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act.  Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made.  The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

CONTACT:
Camelot Entertainment Group
Adam Reznikoff
(518) 309-6629
stockholders@camelotfilms.com